AMENDED SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
Dated May 20, 2020 between
MANAGER DIRECTED PORTFOLIOS
and
HOOD RIVER CAPITAL MANAGEMENT LLC

Hood River Portfolios

Hood River Small-Cap Growth Fund

Hood River International Opportunity Fund*

*Effective as of the date of the Fund’s commencement of operations

IN WITNESS WHEREOF, the parties hereto have caused this Amended Schedule A to be signed on their behalf by their duly authorized officers as of August 10, 2021.

MANAGER DIRECTED PORTFOLIOS, on behalf of each Fund listed on this Schedule A

By: _/s/ Alyssa Bernard_______________
Name: Alyssa Bernard
Title: Vice President and Secretary

HOOD RIVER CAPITAL MANAGEMENT LLC

By: _/s/ Brian Smoluch_______________
Name: Brian Smoluch
Title: Principal

AMENDED SCHEDULE B
to the
INVESTMENT ADVISORY AGREEMENT
Dated May 20, 2020 between
MANAGER DIRECTED PORTFOLIOS
and
HOOD RIVER CAPITAL MANAGEMENT LLC

Investment Advisory Fee Schedule

Hood River Portfolio	Annual Fee as a Percentage of Average Daily Net Assets (“Assets”)
Hood River Small-Cap Growth Fund	0.90%
Hood River International Opportunity Fund*	1.30%

*Effective as of the date of the Fund’s commencement of operations

IN WITNESS WHEREOF, the parties hereto have caused this Amended Schedule B to be signed on their behalf by their duly authorized officers as of August 10, 2021.

MANAGER DIRECTED PORTFOLIOS, on behalf of each Fund listed on this Schedule B

By: _/s/ Alyssa Bernard_______________
Name: Alyssa Bernard
Title: Vice President and Secretary

HOOD RIVER CAPITAL MANAGEMENT LLC

By: _/s/ Brian Smoluch_______________
Name: Brian Smoluch
Title: Chief Executive Officer